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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                                      State of Incorporation
------------------                                      ----------------------

Rouge Steel Company                                     Delaware

QS Steel Inc.                                           Michigan

Eveleth Mines LLC                                       Minnesota